UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2010

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA		19103-7583
(Address of principal executive offices)		(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 26, 2010, Sunoco, Inc. (the “Company”) and its subsidiary, Sunoco Logistics Partners L.P. (the “Partnership”), announced the completion of a repurchase of the incentive distribution rights (“IDRs”) held by the Partnership’s general partner, Sunoco Partners LLC, also a subsidiary of the Company, in exchange for the issuance to the general partner of a new class of IDRs and $201.2 million, secured by a promissory note. The terms of the new IDRs are effective for the Partnership’s first quarter 2010 distribution, payable in May 2010. The transaction was approved by the Board of Directors of the general partner upon the recommendation of the Conflicts Committee of the Board comprised of the independent outside directors, who had independent legal and financial advisors.

A copy of the Company’s news release announcing this IDR transaction is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1 -	Sunoco Logistics Partners L.P. and Sunoco, Inc. joint press release, dated January 26, 2010.

Safe Harbor Statement

Statements contained in this report, or in this exhibits to this report, that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.
(Registrant)
Date: January 29, 2010

/S/ JOSEPH P. KROTT
Joseph P. Krott
Comptroller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Sunoco Logistics Partners L.P. and Sunoco, Inc. joint Press Release, dated January 26, 2010.